SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: August 8, 1997


                     ACADIA NATIONAL HEALTH SYSTEMS, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   COLORADO
               (State or Other Jurisdiction of Incorporation)


            0-28976                                  010509781
      (Commission File Number)         (I.R.S. Employer Identification Number)


   460 Main Street, Lewiston, Maine                    04240
 (Address of Principal Executive Offices)            (Zip Code)


                               (207) 777-3423
           (Registrant's Telephone Number, Including Area Code)

                    INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 3, 6 THROUGH 9 NOT APPLICABLE.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (b) On August 4, 1997, Berry, Dunn, McNeil & Parker, Certified Public Accountants, whose address is 100 Middle Street, Portland, Maine 04104-1100 has been engaged as the principal accountant to audit the Registrant's financial statements.


ITEM 5.     OTHER EVENTS.

     (i) Reference is made to the press release issued to the public by the Registrant on July 31, 1997, the text of which is attached hereto as Exhibit 99.1, for a description of the events reported pursuant to this Form 8-K.

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INDEX TO EXHIBITS

Exhibit Description

99.1 Text of press release dated July 31, 1997

Exhibit 99.1

LEWISTON, Maine--(BW HealthWire)--July 31, 1997--
Acadia National Health Systems Inc. (OTC BB:ACAD) reported today that its management team lead by Paul W. Chute, chief executive officer and Jacquelyn J. Magno, vice president have acquired a controlling and majority interest in the company.

Chute "intends to continue with the company's plan of consolidating through acquisitions within the fragmented Physician Practice and Management Consulting (PPMC) industry."

Acadia National Health Systems Inc. is a PPMC offering its clients business management services that include doctor billing, operations financing, accounting and practice management consulting. Acadia acquired assets of Physician Resources Inc. (PRI) in September of 1996. PRI is a twenty-five year old doctor billing company. Acadia was formed to utilize the PRI assets to expand its multidimensional services nationally through acquisitions and financing.

Chute has reported that, "Acadia has advanced acquisition discussions with several East Coast doctor billing companies as well as two software organizations, which if acquired will create both vertical and horizontal integration of operations and technologies." The company has met with several financial institutions to arrange a long term financial relationship to assist the company in the consolidation of this industry.

CONTACT:

Acadia National Health Systems Inc.

Margaret Heath, 207/777-3423

KEYWORD: MAINE MASSACHUSETTS

BW1157  JUL 31,1997

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ACADIA NATIONAL HEALTH SYSTEMS, INC.


                             Mark T. Thatcher


DATE:  August 8, 1997        By:   /s/ Mark T. Thatcher
                             Name: Mark T. Thatcher
                             Title: Filing Agent